                                                     EXHIBIT 15

First Golden American Life Insurance Company of New York
230 Park Avenue, Suite 966, New York, New York  10169

                                               Phone:   (212) 973-9647
                                                 Fax:   (212) 297-0645



                          POWER OF ATTORNEY

Know all persons by these presents, that the undersigned, being duly elected Directors and/or Officers of First Golden American Life Insurance Company of New York ("First Golden"), constitute and appoint Myles R. Tashman, and Marilyn Talman, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her in his or her name, place and stead, in any and all capacities, to sign the following First Golden registration statements, and current amendments to registration statements, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and affirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof:

       Post-Effective Amendment designated No. 6 to Separate Account NY-B of First Golden's Registration Statement on Form N-4 (Nos. 333-16501; 811-7935)

       Amendment designated No. 3 to First Golden's Registration Statement on Form S-1 (No. 333-77385)


SIGNATURE                    TITLE                      DATE
---------                    -----                      ----

/s/ Barnett Chernow
-------------------------    Director, Chairman and     August 09, 2000
Barnett Chernow              President

/s/ Myles R. Tashman
-------------------------    Director, Executive        August 09, 2000
Myles R. Tashman             Vice President, General
                             Counsel and Secretary

/s/ E. Robert Koster
-------------------------    Senior Vice President      August 07, 2000
E. Robert Koster             and Chief Financial
                             Officer

/s/ Carol V. Coleman
-------------------------    Director                   August 15, 2000
Carol V. Coleman

/s/ Stephen J. Friedman
-------------------------    Director                   August 30, 2000
Stephen J. Friedman

/s/ Andrew Kalinowski
-------------------------    Director                   August 15, 2000
Andrew Kalinowski

/s/ Bernard Levitt
-------------------------    Director                   August 15, 2000
Bernard Levitt

/s/ Roger A. Martin
-------------------------    Director                   August 14, 2000
Roger A. Martin

/s/ Michael W. Cunningham
-------------------------    Director                   August 19, 2000
Michael W. Cunningham

/s/ Phillip R. Lowery
-------------------------    Director                   August 19, 2000
Phillip R. Lowery

/s/ Mark A. Tullis
-------------------------    Director                   August 21, 2000
Mark A. Tullis